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                                                                    Exhibit 3.52


                  LIMITED LIABILITY COMPANY OPERATING AGREEMENT

                                       OF

                         ______________________________


                  This Limited Liability Company Operating Agreement (the "Agreement") is entered into as of this ________ day of _______________, __________ by _______________, a ________________ ("SOLE MEMBER").

                  WHEREAS, ________________________________ (the "Company") was
formed on ____________________ upon the filing of __________________________________ with the __________________________ of the
State of ___________________________.

                  NOW THEREFORE, SOLE MEMBER by execution of this Agreement, hereby continues the Company as a limited liability company pursuant to the ________________________________, as amended from time to time (the "Act"), upon the following terms and conditions.

1.                Name. The name of the limited liability company is
         ___________________.

2. Purpose. The Company is formed for the purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be organized under the Act.

3. Fiscal Year. The fiscal year of the Company (the "fiscal year") shall end on the fiscal year end required for U.S. federal income tax purposes. SOLE MEMBER is authorized to make all elections for tax or other purposes as they may deem necessary or appropriate in such connection, including the establishment and implementation of transition periods.

4. Powers. In furtherance of its purposes, the Company shall have the power and is hereby authorized to do any and all acts necessary or convenient to carry out any and all of the objects and purposes of the Company and to perform all acts in furtherance thereof, including, without limitation, (i) to execute and deliver any and all documents and instruments which may be necessary or desirable to carry on the business of the Company, including, without limitation, any and all deeds, contracts and leases, and (ii) to take any and all other actions it deems necessary, desirable, convenient or incidental for the furtherance of the objects and purposes of the Company and shall have and may exercise all of the powers and rights conferred upon a limited liability company formed pursuant to the Act.

5. Registered Office. The address of the registered office of the Company in the State ___________________ of is _______________________.








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6.                Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of ______________________ are ___________________________________________.

7. Member. The name and mailing address of SOLE MEMBER is set forth on Exhibit A attached to this Agreement.

8.       Designation of Managers.

                           (i) SOLE MEMBER hereby agrees that the responsibility for managing the business and affairs of the Company shall be delegated to three (3) managers (each of such managers of the Company being hereinafter referred to individually as a "Manager" and collectively as the "Board") and hereby consents to the election of __________________, ___________________________, and __________________ as Managers of the
         Company.

                           (ii) The Managers shall serve and continue in such office throughout the entire term of the Company unless sooner removed by written action of SOLE MEMBER by operation of law, by order or decree of any court of competent jurisdiction, or by voluntary resignation or upon the dissolution, liquidation and termination of a Manager.

                           (iii) In the event of the resignation, removal or termination for any reason whatsoever of a Manager, the written consent of SOLE MEMBER shall be required to designate a new manager.

                           (iv) The Board shall in each case act by a majority of Managers in office. The Board is hereby authorized to appoint one or more officers of the Company (each, an "Officer"), including, without limitation, a President, a Secretary, one or more Vice Presidents and one or more Assistant Vice Presidents and Assistant Secretaries. Each such Officer shall have delegated to him or her the authority and power to execute and deliver on behalf of the Company any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as the Board deems necessary or appropriate, all as may be set forth in a written delegation of authority executed by the Board. The Officers shall serve at the pleasure of the Board, and the Board may remove any person as an Officer and/or appoint additional persons as Officers, as the Board deems necessary or desirable. Any person or entity dealing with the Company may conclusively presume that an Officer specified in such a written delegation of authority who executes a contract, certificate, agreement, instrument or other document on behalf of the Company has the full power and authority to do so and each such document shall, for all purposes, be duly authorized, executed and delivered by the Company upon execution by such Officer. By execution hereof, SOLE MEMBER hereby appoints as the initial Officers the persons specified in Exhibit B attached hereto, who shall hold the office set forth opposite his or her name.










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9.                Exculpation and Indemnification. In the event that SOLE
         MEMBER, or any of its direct or indirect partners, directors, officers, stockholders, employees, agents, affiliates or controlling persons, including, without limitation, any Manager or Officer (collectively, the "Indemnified Persons", each, including such member, an "Indemnified Person"), becomes involved, in any capacity, in any threatened, pending or completed, action, proceeding or investigation, in connection with any matter arising out of or relating to the Company's business or affairs, the Company will periodically reimburse such Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, provided that such Indemnified Person shall promptly repay to the Company the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company in connection with such action, proceeding or investigation as provided in the exception contained in the next succeeding sentence. To the fullest extent permitted by law, the Company also will indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively, "Costs"), to which such an Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company's business or affairs, except to the extent that any such Costs result solely from the willful misfeasance, gross negligence or bad faith of such Indemnified Person. If for any reason (other than the willful misfeasance, gross negligence, or bad faith of such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Costs in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Person on the other hand but also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations. The reimbursement, indemnity and contribution obligations of the Company under this
         Section 9 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person. The reimbursement, indemnity and contribution obligations of the Company under this Section 9 shall be limited to the Company's assets, and no member shall have any personal liability on account thereof. The foregoing provisions shall survive any termination of this Agreement.

10. Admission. SOLE MEMBER is hereby deemed admitted as the sole member of the Company upon its execution and delivery of this Agreement.

11. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to SOLE MEMBER, as sole member.

12. Distributions. Distributions shall be made to SOLE MEMBER, as sole member.






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13.               Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the sole member nor any affiliate, director, officer, partner or controlling person of the sole member shall be obligated personally for any such debt, obligation or liability of the Company.

14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF _______________, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS, WITHOUT REGARD TO PRINCIPLES
        OF CONFLICT OF LAWS.

15. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the sole member.

                  IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Operating Agreement as of the date first above written.


                                           [NAME OF SOLE MEMBER]
                                           SOLE MEMBER




                                           By: _________________________________
                                               Name:
                                               Title:































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                                    EXHIBIT A
                                    ---------


Sole Member                                                              Address
-----------                                                              -------





































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                                    EXHIBIT B
                                    ---------


                                  OFFICER LIST


































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